News

DENBURY ANNOUNCES CLOSING OF ACQUISITION
OF INTEREST IN ROCKIES CO2 FLOOD; RELEASE DATE FOR
SECOND QUARTER 2017 RESULTS AND CONFERENCE CALL

PLANO, TX – July 3, 2017 – Denbury Resources Inc. (NYSE: DNR) (“Denbury” or the “Company”) today announced it closed the previously announced acquisition of a 23% non-operated working interest in Salt Creek Field in Wyoming on June 30, 2017, for cash consideration of $71.5 million before purchase price adjustments.

Denbury will host a conference call to review and discuss second quarter 2017 financial and operating results on Tuesday, August 8, 2017 at 10:00 A.M. (Central). The Company plans to issue its financial and operating results prior to the market opening on the same day. Individuals who would like to participate should dial the applicable dial-in number listed below ten minutes before the scheduled start time.

What: Denbury Resources Second Quarter 2017 Results Conference Call
Date: Tuesday, August 8, 2017
Time: 10:00 A.M. (Central) / 11:00 A.M. (Eastern)
Dial-in numbers: 800.230.1093 (domestic) and 612.332.0226 (international)
Conference ID number: 361973

A live presentation webcast of the conference call will be available on the Company’s website at www.denbury.com.  The webcast will be archived on the website and a telephonic replay will be accessible for at least one month after the call by dialing 800.475.6701 (domestic) or 320.365.3844 (international) and entering the conference ID number: 361973.

Denbury is an independent oil and natural gas company with operations focused in two key operating areas: the Gulf Coast and Rocky Mountain regions. The Company’s goal is to increase the value of its properties through a combination of exploitation, drilling and proven engineering extraction practices, with the most significant emphasis relating to CO2 enhanced oil recovery operations. For more information about Denbury, please visit www.denbury.com.

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DENBURY CONTACTS:
Mark C. Allen, Senior Vice President and Chief Financial Officer, 972.673.2000
John Mayer, Investor Relations, 972.673.2383